Exhibit 10.7

NOVATION AGREEMENT

PARTIES

Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, of 1300 Morris Park Ave, Bronx, NY 10461,United States of America; BioCryst Pharmaceuticals Inc. of 4505 Emperor Blvd, Suite 200, Durham, NC27703, United States of America (each a Continuing Party and together the Continuing Parties);

and

Callaghan Innovation Research Limited (formerly called Industrial Research Limited) registered in New Zealand under number 545472 (Retiring Party);

and

Victoria Link Limited, a wholly owned subsidiary of Victoria University of Wellington, registered in New Zealand under company number 540316 (Substitute Party);

together referred to as the Parties.

BACKGROUND

A.
Callaghan Innovation Research Limited has transferred its Carbohydrate Chemistry Research Teamand the related intellectual property toVictoria Link Limited and agreements exist between Callaghan Innovation Research Limited and Victoria University of Wellington (the “Transfer Agreements”).

B.
Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, BioCryst Pharmaceuticals Inc. and Callaghan Innovation Research Limitedare parties to the Novated Contracts (as defined below).

C.	The Parties have agreed to release and discharge:

(i) Callaghan Innovation Research Limited from the obligations and liabilities of Callaghan Innovation Research Limited to the Parties under the Novated Contracts on the condition that the Substitute Party agrees to assume each and every obligation and liability of Callaghan Innovation Research Limited to the Continuing Parties under the Novated Contracts, and

(ii) The Continuing Parties from their obligations and liabilities to the Retiring Party as of the Effective Date in accordance with the terms and conditions set forth herein.

IT IS AGREED AS FOLLOWS

1.	DEFINITIONS AND INTERPRETATION

In this Agreement:

1.1	Agreement means this Agreement and all its schedules and attachments.

1.2	Continuing Parties means the original party or parties, AECOM and BioCryst, who will continue to be bound under the Novated Contracts.

1.3	Effective Date means 6 January 2014.

1.4
Novated Contracts means the contract or contracts marked and annexed as Schedule 1 to this Agreement, including, but not limited to, the Consent and Waiver dated as of February 1, 2006 (as amended pursuant to the First Amendment to the Consent and Waiver dated October 27, 2011) as well as the AECOM/IRL License Agreement dated June 27, 2000 (as amended pursuant to the First Amendment having an effective date of July 26, 2002; the Second Amendment having an effective date of April 15, 2005; the Third Amendment having an effective date of December 11, 2009; the Fourth Amendment having an effective date of May 5, 2010; the Fifth Amendment having an effective date of November 17, 2011; and the Sixth Amendment having an effective date of 19 June, 2012).

1.5
Retiring Party means Callaghan Innovation Research Limited, who is releasing and discharging its obligations and liabilities under the Novated Contracts, in accordance with the terms and conditions set forth herein.

1.6
Substitute Party means Victoria Link Limited, who is assuming the obligations and liabilities of Retiring Party under the Novated Contracts in accordance with the terms and conditions set forth herein.

1.7
Working Day means any day on which registered banks are open for general banking business in Wellington, other than a Saturday, Sunday, public holiday in Wellington, New Zealand, or a day on which Victoria University of Wellington is closed (as identified in its calendar).

2.	NOVATION

2.1	With effect on or after the Effective Date, and subject to clauses 3.1 and 7.1, the Parties novate the Novated Contracts and the Substitute Party undertakes to the Continuing Parties that it will:

a.	replace the Retiring Party and be bound by the Novated Contracts as set forth in this Agreement; and

b.	discharge all of the obligations of the Retiring Party under the Novated Contracts and observe all the provisions of the Novated Contracts to the extent they ariseon or after the Effective Date; and

c.	be liable to the Continuing Parties for the performance of any obligations on the part of the Retiring Party under or in connection with the Novated Contractson or afterthe Effective Date.

3.	RELEASE OF RETIRING PARTY’S OBLIGATIONS

3.1
In consideration of the undertaking by the Substitute Party under clause 2.1 above, and subject to clause 7.1, with effect on or afterthe Effective Date, the Continuing Parties release and discharge the Retiring Party from further performance of its obligations under the Novated Contracts and from all liabilities, claims and demands of any kind arising under or in connection with the Novated Contracts on or after the Effective Date but not prior to the Effective Date. The Retiring Party will continue to be liable to the Continuing Parties for all of its acts and omissions which occurred before the Effective Date as if this Agreement of Novation had never been executed.

4.	CONTINUING PARTIES’ OBLIGATIONS

4.1	Each of theContinuing Partiesundertake to the Substitute Party that it will on or after the Effective Date:

a.	discharge all of its respective obligations under the Novated Contracts and observe all the provisions of the Novated Contracts; and

b.	be liable to the Substitute Party for the performance of its respectiveobligations under or in connection with the Novated Contracts arising on or after the Effective Date.

5.	CESSATION OF RETIRING PARTY’S RIGHTS

5.1
Without prejudice to clauses 2.1 and 4.1 above, with effect on or after the Effective Date, the Retiring Party shall cease to have any rights under the Novated Contracts in respect of any acts or omissions of the Continuing Parties on or after the Effective Date arising under or in connection with the Novated Contracts.

Accordingly, the Retiring Party releases and discharges each Continuing Party from further performance of its respective obligations under the Novated Contracts and from all liabilities, claims and demands of any kind arising under or in connection with the Novated Contracts on or after the Effective Date.

6.	WARRANTIES AND ACKNOWLEDGEMENT

6.1	Each of the Continuing Parties and the Retiring Party warrants to the Substituting Party that as at the Effective Date:

a.
the Novated Contracts constitute the entire agreement between the Continuing Parties and the Retiring Party relating to the subject matter of the Novated Contracts with the understanding that a separate agreement addresses certain additional agreements entered into by the Continuing Parties, Substitute Party, Retiring Party and Mundipharma International Corporation; and

b.	so far as it is aware neither the Retiring Party nor the Continuing Parties is in default under the Novated Contracts which could lead to termination of the Novated Contracts; and

c.	all fees and payments which have become due to the Continuing Parties or the Retiring Party respectively have been duly paid by the Party responsible for payment.

6.2
The Continuing Parties and the Substitute Party acknowledge and agree that the Novated Contracts continue in full force and effect on and afterthe Effective Date in accordance with their terms as novated by this Agreement.

6.3	The Retiring Party and the Substitute Party each warrant to eachContinuing Party that;

a.
they have completed the appropriate documents and transfer so that each Continuing Party is released of obligations from the Retiring Party for obligations going forward on or after the Effective Date of this Agreement;

b.
the Transfer Agreements contain appropriate assignments of all patents and patent applications which relate to the Novated Contracts and that such assignments will be promptly recorded in each country; and

c.
the Novated Contracts as set forth in Schedule I make reference to each and every agreement entered into by the Continuing Parties and the Retiring Party (subject to Section 6.1(a) of this Agreement) such that each of the Continuing Parties will enjoy the same rights and benenfits and assume the same obligations and liabilities as would be the case if the Continuing Parties had not entered into this Agreement.

6.4	The Substitute Party warrants to each Continuing Party that:

a.
it is a viable going concern and has the personnel, expertise and resources to carry out it obligations and responsibilities under the Novated Contracts and has the financial resources to assume any and all liabilities under the Novated Contracts; and

b.	the Substitute Party has the right to grant the rights and licences under the Novated Contracts.

7.	CONFIDENTIALITY

7.1
Notwithstanding the novation effected by this Agreement, the Retiring Party will continue to be bound by any obligations of confidentiality and non-disclosure that the Retiring Party would have been under had the Retiring Party continued to be a Party of the Novated Contracts.

8.	ASSIGNMENT AND AMENDMENT

8.1
Without the prior written approval of the Continuing Parties and the Substitute Party, which approval shall not be unreasonably withheld, no Continuing Party or Substitute Party will assign this Agreement except to a successor in interest by merger or sale of all or substantially all of the such Party’s business to which this Agreement relates.

8.2	No amendment to this Agreement shall be binding unless in writing and agreed to and signed by the respective Parties.

9.	ENTIRE AGREEMENT

9.1
This Agreement, together with any documents referred to in it, constitutes the whole agreement between the Parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter.

10.	NOTICES

10.1	Any communication including any notice, consent, information, application or request that must or may be given or made to a Party under this Agreement, can be:

a.
in writing and sent to the physical address of the Party as listed in the Novated Contracts, or, with respect to the Retiring Party and the Substitute Party, as listed at clause 10.3, and marked for the attention of the person or office holder (if any) from time to time designated for that purpose by the relevant Party;

b.
in writing and sent to the email address of the Party as listed at clause 10.3 or of the person or office holder (if any) from time to time designated for that purpose by the relevant Party and followed by a hard copy sent by post in accordance with clause 10.1(a);

c.
in writing and delivered in person to the physical address of the Party as listed at clause 10.3, and marked for the attention of the person or office holder (if any) from time to time designated for that purpose by the relevant Party.

10.2	A communication including any notice, consent, information, application or request will be deemed to be received:

a.	by post, on the third Working Day after posting;

b.	by email,

i.
where it is transmitted on a Working Day, on the Working Day on which it is transmitted and at the time the email enters the recipient’s information system as evidenced by a delivery receipt requested by the sender and it is not returned undelivered as an error; or

ii.	where it is transmitted on a day other than a Working Day, at 9:00 a.m. on the subsequent Working Day after the date of transmission;

c.	by personal delivery, at the date and time it was delivered.

10.3	The physical address, email address and relevant person or office holder of the Retiring Party and the Substitute Party are set out below:

The University

Name:	Deputy Vice-Chancellor (Research)
Address:	Victoria University of Wellington
PO Box 600
Wellington 6140

Email address:	neil.quigley@vuw.ac.nz

With a copy to:	In-house Solicitor
Victoria University of Wellington
PO Box 600
Wellington 6140
simon.johnson@vuw.ac.nz

Callaghan Innovation Research Limited

Name:	General Manager Research and Technical Services
Address:	Callaghan Innovation
PO Box 31310
Lower Hutt 5040
Email address:	Richard.Templer@callaghaninnovation.govt.nz

With a copy to:	Solicitor
Callaghan Innovation
PO Box 31310
Lower Hutt 5040
Pauline.Zumbach@callaghaninnovation.govt.nz

11.	GENERAL

11.1	A failure by a Party to enforce a provision of this Agreement will not constitute a waiver of any right to future enforcement of that or any other provision.

11.2	If any part of this Agreement is unenforceable, invalid or illegal, the other terms will remain in force.

11.3	This Agreement may be signed in counterparts, including by facsimile or email, all of which, when taken together, will constitute one and the same document.

11.4
This Agreement will be governed and construed under the laws of New York, without regard to its choice of law principles.  The Parties hereby irrevocably submit to the jurisdiction of the courts located in the County and State of New York.

Executed as an Agreement:

Signed by Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University:

/s/ John L. Harb
Signature

John L. Harb
Name of authorised signatory

Assistant Dean
Scientific Operations
Position of authorised signatory

Date: 17 June 2015

Signed by BioCryst Pharmaceuticals Inc:

/s/ Alane Barnes
Signature

Alane Barnes
Name of authorised signatory

VP, General Counsel
Position of authorised signatory

Date: 17 June 2015

Signed by Callaghan Innovation Research Limited:

/s/ Pauline Zumbach	/s/ Richard Templer
Witness Signature	Signature of Attorney

Pauline Zumbach	Name: Richard Templer
Name of Witness	Position: General Manager Research and Technical Services

Wellington, New Zealand
Location of Witness
Date: 8 June 2015
Chief Legal Advisor
Occupation of Witness

Signed by Victoria Link Limited:

/s/ Simone Smith	/s/ G.A. Todd
Witness Signature	Signature

Simone Smith	G.A. Todd
Name of Witness	Name of authorised signatory

Wellington, New Zealand
Location of Witness	Managing Director
Position of authorised signatory

Administration Manager
Occupation of Witness	Date: 24 June 2015

Schedule 1

License Agreement dated as of June 27, 2000, by and among Albert Einstein College of Medicine, Industrial Research, Ltd. and BioCryst Pharmaceuticals, Inc., as amended by the First Amendment Agreement dated as of July 26, 2002 and the Second Amendment Agreement dated as of April 15, 2005. Filed as Exhibit 10.1 to the Company’s Form 8-K filed November 30, 2005.

Third Amendment Agreement by and among Albert Einstein College of Medicine, Industrial Research, Ltd. and BioCryst Pharmaceuticals, Inc., dated as of December 11, 2009. Filed as Exhibit 10.33 to the Company’s Form 10-K filed March 9, 2010.

Fourth Amendment Agreement by and among Albert Einstein College of Medicine, Industrial Research, Ltd. and BioCryst Pharmaceuticals, Inc., dated as of May 5, 2010. Filed as Exhibit 10.1 to the Company’s Form 10-Q filed August 6, 2010.

Fifth Amendment Agreement by and among Albert Einstein College of Medicine, Industrial Research, Ltd. and BioCryst Pharmaceuticals, Inc., dated as of November 17, 2011. Filed as Exhibit 10.36 to the Company’s Form 10-K filed March 6, 2012.

Sixth Amendment Agreement by and among Albert Einstein College of Medicine, Industrial Research, Ltd. and BioCryst Pharmaceuticals, Inc., dated as of June 19, 2012. Filed as Exhibit 10.1 to the Company’s Form 10-Q filed August 8, 2012.

Consent and Waiver dated February 1, 2006 relating to the License Agreement among Albert Einstein College of Medicine, Industrial Research, LTD and BioCryst Pharmaceuticals, Inc. dated as of June 27, 2000, as amended pursuant to the First Amendment Agreement dated July 26, 2002 and pursuant to the Second Amendment Agreement dated April 15, 2005. [ATTACHED]

First Amendment to Consent and Waiver dated October 27, 2011 by and among Albert Einstein College of Medicine of Yeshiva University, Industrial Research Ltd., and BioCryst Pharmaceuticals, Inc. [ATTACHED]

CONSENT AND WAIVER

This **CONSENT AND WAIVER** is dated as of February 1, 2006 (this "**Consent and Waiver**"), and relates to the License Agreement among Albert Einstein College of Medicine ("**AECOM**"), Industrial Research, LTD ("**Industrial**" and, together with AECOM "**Licensor**") and BioCryst Pharmaceuticals, Inc. ("**BioCryst**"), dated as of June 27, 2000, as amended pursuant to the First Amendment Agreement dated July 26, 2002 and pursuant to the Second Amendment Agreement dated April 15, 2005 (the "**Agreement**").

RECITALS

WHEREAS, BioCryst has informed Licensor that it intends to enter into that certain Development and License Agreement (the "**Mundipharma License**") by and between BioCryst and Mundipharma International Holdings Limited ("**Mundipharma**") whereby BioCryst will sublicense to Mundipharma and its Associates certain rights licensed by Licensor to BioCryst under the Agreement; and

WHEREAS, Licensor is willing to consent to certain actions taken by BioCryst and Mundipharma and its Associates pursuant to the Mundipharma License as set forth below and is willing to waive, as described herein, (i) certain defaults, violations or other breaches under the Agreement, (ii) certain claims it now has or hereafter may have under the Agreement, in the case of (i) and (ii) with respect to BioCryst's consummation of the Mundipharma License and BioCryst's and/or Mundipharma's or its Associates' performance thereunder.

NOW, THEREFORE, for due and valid consideration, the value and sufficiency of which is hereby acknowledged by Licensor, Licensor and BioCryst agree as follows:

1. Definitions. Unless otherwise provided in the Sections below or on Schedule 1 hereto, all terms used in this Consent and Waiver shall have the meaning given to such terms in the Agreement.

2. Consent. Licensor acknowledges that the Mundipharma Agreement is material to BioCryst's business and operations. Licensor further acknowledges that certain provisions of the Mundipharma License contradict the requirements and permissions under the Agreement and in accordance with Sections 4.01 and 11.02 of the Agreement, Licensor hereby consents to the following actions taken by BioCryst and/or Mundipharma under the Mundipharma License (collectively, the "**Permitted Actions**") and Licensor and BioCryst further agree as follows:

(a) Subject to the terms and conditions of this Consent and Waiver, Licensor consents pursuant to Section 4.01 of the Agreement to Mundipharma as a sublicensee of BioCryst under the Agreement;

(b) Any payments due to Licensor under the Agreement as a result of events occurring or actions taken under the Mundipharma License shall be accompanied only by (i) copies of those reports provided from Mundipharma to BioCryst regarding such payments, and (ii) a report from BioCryst of the corresponding Net Proceeds realized by BioCryst, any deductions and the amount of the total payment due from BioCryst to Licensor.

(c) BioCryst shall not be liable for any underpayment made by it to Licensor provided that (i) such underpayment was determined in good faith based on the reports provided by Mundipharma to BioCryst that underlie such payment, and (ii) BioCryst uses commercially reasonable efforts to recover such underpayment from Mundipharma and, upon payment by Mundipharma, pays the appropriate amounts of such recovery to Licensor.

(d) BioCryst shall provide Licensor with periodic updates to the current development plans and summaries of previous results under the Mundipharma License. Such plans and results shall be delivered annually, but may not be delivered at the times required under the Agreement.

(e) Licensor agrees that Mundipharma has the right to sublicense Mundipharma's rights under the Mundipharma License to (i) those parties set forth on Schedule 2 hereto, (ii) all wholly

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owned subsidiaries of such parties set forth on Schedule 2 hereto, and (iii) all wholly owned subsidiaries of Mundipharma, each without Licensor's consent and without providing Licensor a copy of any such sublicense.

(f) Licensor agrees that Mundipharma has the right to assign the Mundipharma License without Licensor's consent, provided that the Mundipharma License is assigned to: (i) an Associate with exactly the same or greater financial standing and resources as Mundipharma and (ii) who agrees to be bound by the terms and conditions of the Mundipharma License.

(g) BioCryst shall have the right to consult with Mundipharma and provide to Mundipharma all substantive documents relating to the preparation, filing, prosecution and maintenance of the Agreement Patents (hereinafter "**Patent Activities**") and shall consider, in good faith, comments by Mundipharma with respect to such Patent Activities.

(h) Pertaining to any Agreement Patent, in the event of any known infringement or suspected infringement of any Agreement Patent in the Field of both the Agreement and the Mundipharma License and in the Territory, Mundipharma shall have the right to initiate a suit or take other appropriate action to enforce any Agreement Patent against any infringement or suspected infringement in the Field of both the Agreement and the Mundipharma License and in the Territory and shall have the sole and exclusive right to select counsel for any such suit or action. Licensor acknowledges and agrees that its rights under paragraph 8.01 of the Agreement to any amounts paid as settlement or recovery with respect to such suits or actions brought by Mundipharma shall be limited to 24% of such amounts, ***less*** actual counsel fees and out of pocket expenses incurred.

(i) Licensor agrees that Mundipharma and BioCryst may publicly disclose that Licensor is the initial licensor of the rights granted pursuant to the Mundipharma License (with this Consent and Waiver deemed to constitute advance notice to and approval by Licensor). Licensor further agrees that nothing in the Agreement shall prohibit Mundipharma or its Associates or BioCryst from disclosing any information to (i) governmental agencies of any country to the extent required or desirable to secure government approval for products under the Mundipharma License, or (ii) any third party acting on behalf of or at the request of Mundipharma or BioCryst, to the extent reasonably necessary for the development, manufacture, marketing or sale of products under the Mundipharma License (and provided that such third party executes a written confidentiality agreement protecting such information).

(j) At BioCryst's request, Licensor shall provide to BioCryst (and permit BioCryst to provide to Mundipharma) all reasonably requested information in Licensor's possession related to the activities of Licensor, the U.S. government, the National Cancer Institute or New Zealand Foundation for Research, Science and Technology in connection with any research performed and rights retained under Article 2 of the Agreement.

(k) At BioCryst's expense (provided any such expenses have been approved in advance by BioCryst), Licensor shall use commercially reasonable efforts to cooperate with BioCryst in its performance of and under the Mundipharma License; provided, however, that Licensor shall not have any obligation to take any action that it reasonably believes would adversely affect its rights.

(l) Mundipharma shall have the right to self-insure any and all insurance obligations it has under the Mundipharma License and as a result of the Agreement.

(m) In the event the Agreement is terminated pursuant to paragraphs 10.02 or 10.03 of the Agreement, BioCryst shall use commercially reasonable efforts to procure for Licensor a worldwide, royalty-bearing, non-exclusive license, with the right to grant sublicenses, under (i) all Mundipharma Know-How, and (ii) all Mundipharma Patents. The royalty-rate for such license shall be determined by good faith negotiations between the parties which shall not exceed BioCryst's obligations under the Agreement including license fees, milestone payments and royalty obligations. Further, Licensor shall bear the cost of any license procured from a third party by BioCryst for the benefit of Licensor, so long as such license is accepted by Licensor.

(n) Without limiting Licensor's confidentiality obligations under the Agreement, Licensor shall now and forever (i) treat any and all information, data or know-how of a confidential nature, whether financial, business, legal, technical or non-technical, oral or written, related to the Compound, any New Compound or the Licensed Products or otherwise related to Mundipharma or its Associates that is received by Licensor from Mundipharma and/or BioCryst and/or any of their Associates,

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employees, representatives and/or agents (collectively, the "**Mundipharma Confidential Information**") as it would treat its own information of a similar nature, (ii) take all reasonable precautions not to disclose such Mundipharma Confidential Information to any other party, without Mundipharma's and BioCryst's prior written consent, and (iii) not use such Mundipharma Confidential Information other than for fulfilling its obligations under the Agreement and determining whether BioCryst has fulfilled its obligations under the Agreement.

(o) Licensor acknowledges and agrees that in the event of any breach or violation of the Agreement by BioCryst, if BioCryst does not plan to, or can not, cure the breach or violation within the time period allowed, then Mundipharma shall have the right to cure the breach or violation on BioCryst's behalf, and Licensor shall not terminate the Agreement pursuant to Section 10.03 of the Agreement (notwithstanding that such breach or violation may give rise to Licensor's right to terminate the Agreement).

(p) Licensor acknowledges and agrees that there are no retained rights under the Agreement Patents other than as set forth in Sections 2.01, 2.02, 2.03, 2.04, 4.02 or 4.03 of the Agreement. If there are at any time inventions by Licensor under the Agreement Patents that are necessary to allow Mundipharma's exercise of its rights under the Mundipharma License, Licensor shall in good faith use commercially reasonable efforts to negotiate with BioCryst a license for Mundipharma to use such inventions in accordance with the terms and conditions of the Agreement.

(q) All notices to BioCryst under this Consent and Waiver shall be delivered to:

BioCryst Pharmaceuticals, Inc.
2190 Parkway Lake Drive
Birmingham, Alabama 35244
Attention: Chairman and CEO
Fax: 205.444.4640

with a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036-8299
Attention: Daryn Grossman, Esq.
Fax: 212.969.2900

3. Waiver. In accordance with paragraph 11.02 of the Agreement, Licensor hereby:

(a) waives any and all requirements under the Agreement that are inconsistent or in conflict with the Permitted Actions;

(b) waives any and all defaults, violations or other breaches of and all rights it now has or may hereafter have against any party (including, without limitation, Mundipharma and its sublicensees, contractors, distributors, subcontractors, outsourced service providers or Associates) under (i) the Agreement (including, without limitation, its rights under paragraphs 3.01, 4.01, 7.02, 7.03, 8.01, 9.01, 12.07, 12.10 and 13.01 and Section 10 of the Agreement), (ii) applicable law, (iii) any instrument, agreement, contract, commitment or understanding to which Licensor is a party, or (iv) otherwise, solely as a consequence of any inconsistency or conflict between the Agreement and the Permitted Actions; and

(c) waives any and all rights under the Agreement to terminate the Agreement in whole or in part, solely as a consequence of (i) Section 10.04 of the Agreement, provided that the Mundipharma License remains in effect, (ii) any breach or violation of the Agreement by BioCryst, its Associates or sublicensees, provided that Mundipharma cures such breach or violation or (iii) any breach or violation of the Agreement by Mundipharma, its Associates or its sublicensees or by BioCryst as a consequence of such breach or violation, (notwithstanding that such breach or violation may give rise to Licensor's right to terminate the Agreement pursuant to paragraph 10.03 of the Agreement), provided that BioCryst uses its commercially reasonable efforts to encourage Mundipharma to remedy or cause the

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remedy of any such breach or violation, and BioCryst remains liable to Licensor for such breach or violation to the extent of its liability therefor under the Agreement.

4. Continued Effectiveness of the Agreement. Except as expressly provided above, this Consent and Waiver shall not affect any of the rights or obligations of Licensor or BioCryst under the Agreement or any other instrument, agreement, contract, commitment or understanding to which either is a party, and the Agreement is, and shall continue to be, in full force and effect.

5. Miscellaneous.

(a) Section and paragraph headings used herein are included for convenience of reference only and shall not constitute a part of this Consent and Waiver for any other purpose.

(b) This Consent and Waiver shall be governed by, and construed in accordance with, the laws of the state of New York.

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02/01/2006 16:57 7184308938 OFC OF BIOTECH PAGE 16/23

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Consent and Waiver as of the date first written above.

ALBERT EINSTEIN COLLEGE OF MEDICINE OF YESHIVA UNIVERSITY

By:________________________
Name: Emanuel Genn
Title: Associate Dean for Business Affairs

INDUSTRIAL RESEARCH, LTD

By:________________________
Name:
Title:

BIOCRYST PHARMACEUTICALS, INC.

By:________________________
Name:
Title:

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Consent and Waiver as of the date first written above.

ALBERT EINSTEIN COLLEGE OF MEDICINE OF YESHIVA UNIVERSITY

By:______________________________
Name:
Title:

INDUSTRIAL RESEARCH, LTD

By: [signature]
Name: Dr Tony Price.
Title: Chief Executive Officer

BIOCRYST PHARMACEUTICALS, INC.

By:______________________________
Name:
Title:

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Consent and Waiver as of the date first written above.

ALBERT EINSTEIN COLLEGE OF MEDICINE OF YESHIVA UNIVERSITY

By:______________________________
Name:
Title:

INDUSTRIAL RESEARCH, LTD

By:______________________________
Name:
Title:

BIOCRYST PHARMACEUTICALS, INC.

By: [signature]
Name: Michael A. Darwin
Title: Chief Financial Officer

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FIRST AMENDMENT TO CONSENT AND WAIVER

This **First Amendment to the Consent and Waiver** is made effective as of [October 27, 2011], by and among Albert Einstein College of Medicine of Yeshiva University, a Division of Yeshiva University, a corporation organized and existing under the laws of the State of New York, having an office and place of business at 1300 Morris Park Avenue, Bronx, New York 10461 ("**AECOM**"), Industrial Research Ltd., a company organized and existing under the laws of New Zealand, having an office and place of business at Gracefield Research Centre, Gracefield Road, P.O. Box 31-310, Lower Hutt, New Zealand ("**Industrial**") (AECOM and Industrial are collectively referred to herein as "**Licensor**"), and BioCryst Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware having an office and place of business at 4505 Emperor Blvd, Durham, NC 27703 ("**Licensee**").

STATEMENT

WHEREAS, in 2006, Licensee entered into a certain Development and License Agreement (the "**Mundipharma License**") with Mundipharma International Holdings Limited and, in connection with such Development and License Agreement, Licensor and Licensee entered into a certain Consent and Waiver dated as of February 1, 2006 (the "**Consent and Waiver**");

WHEREAS, Licensee has informed Licensor that Licensee and Mundipharma International Holdings Limited's permitted assignee, Mundipharma International Corporation Limited ("Mundipharma") intend to modify the Mundipharma License; and

WHEREAS, Licensor is willing to amend the the Consent and Waiver in order to allow Licensee and Mundipharma to modify the Mundipharma License.

NOW, THEREFORE, in consideration of the mutual covenants contained in the License Agreement among the parties, and in the Consent and Waiver including this First Amendment to the Consent and Waiver and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Section 2(e) is hereby deleted in its entirety, and Schedule 2 of the Consent and waiver shall be deleted in its entirety and the following shall be substituted in lieu of Section 2(e):

   "(e) Licensor agrees that Mundipharma shall have the right to sublicense Mundipharma's rights under the Mundipharma License to Mundipharma's Associates, without additional consent from Licensor."

2. The definition "**BioCryst Patents**" is hereby deleted, and the following shall be substituted in lieu thereof:

   "**BioCryst Patents**" means those patents and patent applications set forth on Exhibit A hereto, and all patents and patent applications that claim priority to any of the foregoing or which claim inventions related to the manufacture, use or sale of the Compound or Licensed Products in any country throughout the world (the "**Territory**"), which patent applications and patents are owned or controlled by BioCryst or its Associates, or as to which BioCryst or any of its Associates have a license with rights to sublicense, during the term of the Mundipharma License, and any extensions, supplementary protection certificates, continuations, continuations-in-part, divisions, reissues, re-examinations, additions, substitutions, confirmations, registrations, or re-validations of or to any of the foregoing.

3. The following definition of "**New Indication**" shall be added to Schedule 1:

"**New Indications**" means any indication outside the Field (excluding hyperuricemia and gout).

4. The definition of "**Field**" is hereby deleted, and the following shall be substituted in lieu thereof:

"**Field**" means the treatment of all Cancerous States and/or Pre-Cancerous States in humans and, if and when granted, any New Indication.

The applicable provisions of this First Amendment to the Consent and Waiver shall be deemed to be incorporated into the Consent and Waiver in full and to be an integral part thereof as though fully set forth therein. With the exception of the above amendments, all other provisions of the Consent and Waiver shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have entered into and executed this First Amendment Agreement as of the date first above written.

ALBERT EINSTEIN COLLEGE OF MEDICINE OF YESHIVA UNIVERSITY

By: [signature]

Name: JOHN L. HARB
ASSISTANT DEAN
SCIENTIFIC OPERATIONS

Title

BIOCRYST PHARMACEUTICALS, INC.

By: [signature]

Name: Alane Barnes

Title VP, General Counsel

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INDUSTRIAL RESEARCH, LTD.

By: [signature]

Name: S. Coffey

Title CEO, Industrial Research Ltd

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